EXHIBIT 99.1

Royal Gold Reports Record Operating Cash Flow in its Second Quarter 2017

DENVER, COLORADO. FEBRUARY 1, 2017: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports net income attributable to stockholders (“net income”) of $28.1 million, or $0.43 per share, on revenue of $107.0 million in its fiscal second quarter ended December 31, 2016 (“second quarter”). Earnings increased significantly compared to the prior year quarter net income of $15.1 million, or $0.23 per share, on revenue of $98.1 million.

Second Quarter Highlights as Compared to the Prior Year Quarter:

•	Record operating cash flow of $69.7 million, an increase of 34%
•	Revenue of $107.0 million, an increase of 9%
•	Earnings per share of $0.43, an increase of 87%
•	Volume of 87,600 Gold Equivalent Ounces (“GEOs”1), in line with prior year
•	Dividends paid of $15.0 million, an increase of 5%
•	Average gold price of $1,222, an increase of 10%

“In the second quarter, a higher gold price combined with strong portfolio contributions to yield our highest operating cash flow in Company history,” commented Tony Jensen, President and CEO. “Our investment commitments at Rainy River and Golden Star are now complete, and Royal Gold has no other required funding commitments. Our growth profile is among the most compelling in the gold streaming business, and it is fully bought and paid for.”

Recent Developments

Amended Stream at Mount Milligan

On October 20, 2016, Royal Gold amended its streaming interest at the Mount Milligan mine, now owned by a subsidiary of Centerra Gold Inc. (“Centerra”).

Under the terms of the amendment, our 52.25% gold stream at Mount Milligan has been amended to a 35.0% gold stream and an 18.75% copper stream. We will continue to pay $435 per ounce of gold delivered and will pay 15.0% of the spot price per metric tonne of copper delivered. Mount Milligan gold in concentrate that was in transit prior to October 20, 2016 will be delivered to us under the current 52.25% stream. Under the terms of both the original and amended agreements, there is a maximum of five months between concentrate shipment and final settlement, and the Company expects to begin receiving gold and copper deliveries reflecting the amended stream agreement in April 2017.

[1]	GEOs are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 69,100 in the second quarter, compared to 68,300 a year ago.

1

After transition to the amended stream, Royal Gold expects that, on the basis of its current stream and royalty portfolio, approximately 85% of total future net revenue will come from precious metals and 15% from base metals.

Rainy River Gold and Silver Stream Acquisition

The Company’s final scheduled payment of $75.0 million, as part of its Rainy River gold and silver stream acquisition, was made in November 2016. The Company has no further upfront payment obligations associated with the Rainy River gold and silver stream.

Wassa and Prestea Gold Stream Acquisition and Amendment

On January 3, 2017, the Company made the final scheduled payment of $10.0 million. The Company has no further upfront payment obligations associated with the Wassa and Prestea gold stream.

Second Quarter Overview

Second quarter revenue of $107.0 million included stream revenue of $74.0 million and royalty revenue of $33.0 million. Stream segment gold purchases and sales totaled approximately 53,000 ounces. Stream segment silver purchases were approximately 323,000 ounces and silver sales were approximately 543,000 ounces. The Company had approximately 24,000 gold ounces and 323,000 silver ounces in inventory at December 31, 2016, as previously announced, compared to approximately 24,000 ounces of gold and approximately 544,000 ounces of silver at September 30, 2016.

Second quarter cost of sales was $22.5 million, in line with the year ago quarter. Cost of sales is specific to our stream agreements and is the result of Royal Gold’s purchase of gold and silver for a cash payment.

General and administrative expenses were $7.5 million in the second quarter, compared to $5.8 million in the year ago quarter. The increase was primarily related to increased legal and litigation costs, as well as higher non-cash compensation charges.

Exploration costs, which are related to our Peak Gold joint venture in Alaska, totaled $2.5 million in the second quarter, compared to $1.1 million in the year ago quarter. As of December 31, 2016, Royal Gold had earned a 20.6% interest in the Peak Gold joint venture.

Interest and other income increased to $7.5 million from $0.4 million a year ago. The increase was due to non-recurring gains on restructuring of certain stream and royalty interests.

We recognized a second quarter income tax expense of $5.0 million, compared with income tax expense of $4.7 million during the year ago quarter.  This resulted in an effective tax rate of 15.7% in the current period, compared with 25.4% in the quarter ended December 31, 2015.

2

At December 31, 2016, we had current assets of $136.2 million compared to current liabilities of $22.3 million, resulting in working capital of $113.9 million. This compares to current assets of $164.8 million and current liabilities of $22.7 million at June 30, 2016, resulting in working capital of $142.1 million. As of December 31, 2016, the Company had $305 million available and $345 million outstanding under its revolving credit facility. Working capital, combined with the Company’s undrawn revolving credit facility, resulted in approximately $418.9 million of total liquidity at December 31, 2016.

PROPERTY HIGHLIGHTS

A summary of second quarter and historical production can be found on Tables 1 and 2. Calendar year 2016 production estimates versus actual production at certain producing properties can be found on Table 3. Results of our streaming business for the second quarter, compared to the year ago quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the second quarter, compared to the year ago quarter, are detailed in our Form 10-Q.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 193 properties on six continents, including interests on 38 producing mines and 22 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the second quarter results will be held on Thursday, February 2, 2017, followed by a conference call that day at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

Second Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

3

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about our compelling growth profile and that it is fully paid for, operators’ expectations regarding future production and returns from our stream and royalty properties; timing for receipt of gold and copper deliveries from Mount Milligan under the amended Mount Milligan stream agreement; estimated percentages of precious and base metals expected from the Company’s stream and royalty portfolio in the aggregate after transition to the amended Mount Milligan stream agreement; operators’ production estimates for calendar year 2016 and statements about the opportunities for portfolio and investment growth and diversification and the Company’s ability to pursue such opportunities. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream and royalty payments, or payments not made in accordance with stream and royalty agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its stream and royalty properties or the operators of such properties, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third Party Information:  Certain information provided in this press release, including production estimates for calendar 2016, has been provided to us by the operators of those properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

4

TABLE 1

Second Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		December 31, 2016			December 31, 2015
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$31,664	25,700	oz.	$42,294	38,700	oz.
Pueblo Viejo		$26,437			$9,400
	Gold		13,700	oz.		8,800	oz.
	Silver		543,300	oz.		N/A
Andacollo	Gold	$10,985	9,200	oz.	$5,718	5,200	oz.
Wassa and Prestea	Gold	$4,921	4,000	oz.	$9,776	8,800	oz.
Other	Gold	$-	N/A		$124	100	oz.
Total stream revenue		$74,007			$67,312

Royalty:
Peñasquito		$7,134			$6,952
	Gold		185,400	oz.		195,400	oz.
	Silver		5.0	Moz.		6.8	Moz.
	Lead		33.6	Mlbs.		41.7	Mlbs.
	Zinc		70.5	Mlbs.		98.0	Mlbs.
Cortez	Gold	$1,834	14,500	oz.	$1,175	17,000	oz.
Other	Various	$23,986	N/A		$22,679	N/A
Total royalty revenue		$32,954			$30,806
Total Revenue		$106,961			$98,118

5

TABLE 1

Second Quarter Fiscal 2017

Revenue and Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Six Months Ended			Six Months Ended
		December 31, 2016			December 31, 2015
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan	Gold	$70,050	54,600	oz.	$65,758	59,600	oz.
Pueblo Viejo		$47,387			$9,400
	Gold		24,600	oz.		8,800	oz.
	Silver		866,600	oz.		N/A
Andacollo	Gold	$31,154	24,400	oz.	$16,433	14,700	oz.
Wassa and Prestea	Gold	$10,920	8,600	oz.	$13,400	12,000	oz.
Other	Gold	$-	N/A		$177	200	oz.
Total stream revenue		$159,511			$105,168

Royalty:
Peñasquito		$12,955			$14,998
	Gold		285,500	oz.		421,900	oz.
	Silver		10.3	Moz.		14.1	Moz.
	Lead		66.6	Mlbs.		90.8	Mlbs.
	Zinc		143.5	Mlbs.		216.7	Mlbs.
Cortez	Gold	$3,874	36,300	oz.	$2,987	39,600	oz.
Other	Various	$48,569	N/A		$49,020	N/A
Total royalty revenue		$65,398			$67,005
Total Revenue		$224,909			$172,173

6

TABLE 2

Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Dec. 31, 2016		Sep. 30, 2016		Jun. 30, 2016		Mar. 31, 2016		Dec. 31, 2015
Stream:
Mount Milligan[2]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	25,700	oz.	28,900	oz.	23,800	oz.	25,400	oz.	38,700	oz.
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% thereafter	Barrick (60%)	Gold	13,700	oz.	11,000	oz.	10,600	oz.	11,800	oz.	8,800	oz.
	75% of payable silver up to 50 million ounces; 37.5% thereafter		Silver	543,300	oz.	323,300	oz.	208,900	oz.	N/A		N/A
Andacollo	100% of gold produced	Teck	Gold	9,200	oz.	15,200	oz.	13,500	oz.	13,500	oz.	5,200	oz.
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% thereafter	Golden Star	Gold	4,000	oz.	4,500	oz.	4,600	oz.	3,500	oz.	8,800	oz.
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	185,400	oz.	100,100	oz.	41,900	oz.	120,300	oz.	195,400	oz.
			Silver	5.0	Moz.	5.2	Moz.	2.6	Moz.	4.8	Moz.	6.8	Moz.
			Lead	33.6	Mlbs.	33.0	Mlbs.	13.3	Mlbs.	30.2	Mlbs.	41.7	Mlbs.
			Zinc	70.5	Mlbs.	73.0	Mlbs.	43.2	Mlbs.	73.1	Mlbs.	98.0	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	14,500	oz.	21,800	oz.	16,100	oz.	18,400	oz.	17,000	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.

[2]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold had a 52.25% gold stream. Gold concentrate that is currently in transit will be delivered to us under the 52.25% gold stream.

7

TABLE 3

Calendar 2016 Operators’ Production Estimate vs Actual Production

	Calendar 2016 Operators’ Production Estimate[1]			Calendar 2016 Operators’ Production Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	57,600	-	-	53,300	-	-
Mount Milligan[5]	240,000-270,000	-	-	204,500	-	-
Pueblo Viejo[6]	670,000-700,000	Not provided		700,000	Not provided	-
Wassa and Prestea[7]	180,000-205,000			194,100
Royalty:
Cortez GSR1	119,200	-	-	67,000	-	-
Cortez GSR2	1,300	-	-	3,700	-	-
Cortez GSR3	120,500	-	-	70,700	-	-
Cortez NVR1	68,900	-	-	41,000	-	-
Peñasquito[8]	520,000-580,000	22-24 million	-	N/A	N/A	-
Lead			145-155 million			N/A
Zinc			375-400 million			N/A

[1]	Production estimates received from our operators are for calendar 2016. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements following this MD&A, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2016 10-K for information regarding factors that could affect actual results.

[2]	Actual production figures shown are from our operators and cover the period January 1, 2016 through December 31, 2016.

[3]	Actual production figures for Cortez are based on information provided to us by the operators, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the operators’ publicly reported figures.

[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.

[5]	The estimated and actual production figures shown for Mount Milligan are payable gold in concentrate.

[6]	The estimated and actual production figures shown are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.

[7]	The estimated production figure shown is payable gold in doré.

[8]	The estimated gold and silver production figures reflect payable gold and silver in concentrate and doré, while the estimated lead and zinc production figures reflect payable metal in concentrate. Actual calendar year ended December 31, 2016, information for silver, lead and zinc was not available from the operator as of the date of this report. Actual silver, lead and zinc production for the nine months ended September 30, 2016, was 13.1 million ounces, 79.8 million pounds and 184.6 million pounds, respectively.

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TABLE 4

Stream Summary

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015		As of December 31, 2016	As of June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Mount Milligan	23,500	25,700	38,700	38,700	6,300	7,500
Pueblo Viejo	15,600	13,700	20,600	8,800	15,600	11,000
Andacollo	9,200	9,200	10,100	5,200	100	-
Wassa and Prestea	4,300	4,000	6,300	8,800	1,600	1,300
Phoenix Gold	-	-	100	100	-	-
Total	52,600	52,600	75,800	61,600	23,600	19,800

	Three Months Ended		Three Months Ended
	December 31, 2016		December 31, 2015		As of December 31, 2016	As of June 30, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Pueblo Viejo	322,500	543,300	N/A	N/A	322,900	323,700

	Six Months Ended		Six Months Ended
	December 31, 2016		December 31, 2015		As of December 31, 2016	As of June 30, 2016
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Mount Milligan	53,400	54,600	62,400	59,600	6,300	7,500
Pueblo Viejo	29,200	24,600	20,600	8,800	15,600	11,000
Andacollo	24,500	24,400	19,800	14,700	100	-
Wassa and Prestea	8,900	8,600	12,700	12,000	1,600	1,300
Phoenix Gold	-	-	200	200	-	-
Total	116,000	112,200	115,700	95,300	23,600	19,800

	Six Months Ended		Six Months Ended
	December 31, 2016		December 31, 2015		As of December 31, 2016	As of June 30, 2016
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Ounces in inventory	Ounces in inventory
Pueblo Viejo	865,800	866,600	N/A	N/A	322,900	323,700

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ROYAL GOLD, INC.

Consolidated Balance Sheets

As of December 31,

(Unaudited, in thousands except share data)

	December 31, 2016	June 30, 2016
ASSETS
Cash and equivalents	$83,988	$116,633
Royalty receivables	23,489	17,990
Income tax receivable	16,821	20,043
Stream inventory	10,179	9,489
Prepaid expenses and other	1,720	614
Total current assets	136,197	164,769

Stream and royalty interests, net	2,961,328	2,848,087
Other assets	62,719	53,696
Total assets	$3,160,244	$3,066,552

LIABILITIES
Accounts payable	$2,282	$4,114
Dividends payable	15,680	15,012
Other current liabilities	4,376	3,554
Total current liabilities	22,338	22,680

Debt	677,429	600,685
Deferred tax liabilities	120,773	133,867
Uncertain tax positions	23,048	16,996
Other long-term liabilities	6,391	6,439
Total liabilities	849,979	780,667

Commitments and contingencies

EQUITY
Preferred stock, $.01 par value, authorized 10,000,000 shares authorized; and 0 shares issued	-	-
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,168,023 and 65,093,950 shares outstanding, respectively	652	651
Additional paid-in capital	2,182,521	2,179,781
Accumulated other comprehensive income	822	-
Accumulated earnings	75,732	48,584
Total Royal Gold stockholders’ equity	2,259,727	2,229,016
Non-controlling interests	50,538	56,869
Total equity	2,310,265	2,285,885
Total liabilities and equity	$3,160,244	$3,066,552

10

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited, in thousands except for per share data)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Revenue	$106,961	$98,118	$224,909	$172,173

Costs and expenses
Cost of sales	22,502	22,572	45,163	34,038
General and administrative	7,538	5,841	18,045	15,352
Production taxes	445	996	942	2,588
Exploration costs	2,476	1,129	5,764	4,285
Depreciation, depletion and amortization	39,519	40,407	79,621	67,555
Total costs and expenses	72,480	70,945	149,535	123,818

Operating income	34,481	27,173	75,374	48,355

Interest and other income	7,488	386	9,045	615
Interest and other expense	(9,823)	(8,899)	(18,128)	(16,076)
Income before income taxes	32,146	18,660	66,291	32,894

Income tax expense	(5,044)	(4,740)	(12,232)	(63,917)
Net income (loss)	27,102	13,920	54,059	(31,023)
Net loss attributable to non-controlling interests	960	1,194	3,791	1,090
Net income (loss) attributable to Royal Gold common stockholders	$28,062	$15,114	$57,850	$(29,933)

Net income (loss)	$27,102	$13,920	$54,059	$(31,023)
Adjustments to comprehensive income (loss), net of tax
Unrealized change in market value of available-for-sale securities	822	2,587	822	2,138
Comprehensive income (loss)	27,924	16,507	54,881	(28,885)
Comprehensive loss attributable to non-controlling interests	960	1,194	3,791	1,090
Comprehensive income (loss) attributable to Royal Gold stockholders	$28,884	$17,701	$58,672	$(27,795)

Net income (loss) per share available to Royal Gold common stockholders:
Basic earnings (loss) per share	$0.43	$0.23	$0.89	$(0.46)
Basic weighted average shares outstanding	65,149,518	65,073,678	65,133,102	65,061,059
Diluted earnings (loss) per share	$0.43	$0.23	$0.88	$(0.46)
Diluted weighted average shares outstanding	65,253,209	65,121,744	65,264,137	65,061,059
Cash dividends declared per common share	$0.24	$0.23	$0.47	$0.45

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ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	For The Three Months Ended		For The Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$27,102	$13,920	$54,059	$(31,023)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	39,519	40,407	79,621	67,555
Amortization of debt discount and issuance costs	3,400	3,243	6,751	6,440
Non-cash employee stock compensation expense	2,299	1,222	6,443	5,449
Tax benefit of stock-based compensation exercises	(101)	97	(77)	247
Deferred tax benefit	(2,181)	-	(3,211)	(11,767)
Other	(4,485)	-	(4,638)	(390)
Changes in assets and liabilities:
Royalty receivables	463	1,626	(5,499)	14,768
Stream inventory	2,436	(4,021)	(689)	(6,002)
Income taxes receivable	4,308	(2,812)	(12,172)	3,530
Prepaid expenses and other assets	889	4,725	(835)	2,043
Accounts payable	(3,609)	(5,358)	(1,832)	(2,092)
Uncertain tax positions	(322)	729	6,052	806
Other liabilities	(55)	(1,673)	822	5,032
Net cash provided by operating activities	$69,663	$52,105	$124,795	$54,596

Cash flows from investing activities:
Acquisition of stream and royalty interests	(102,735)	(24,103)	(192,818)	(1,324,984)
Andacollo royalty termination	-	-	-	345,000
Golden Star term loan	-	-	-	(20,000)
Other	2,000	(43)	1,774	(271)
Net cash used in investing activities	$(100,735)	$(24,146)	$(191,044)	$(1,000,255)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	70,000	350,000
Net payments from issuance of common stock	(282)	-	(2,320)	-
Common stock dividends	(15,023)	(14,358)	(30,035)	(28,699)
Purchase of additional royalty interest from non-controlling interest	(413)	-	(1,438)	-
Tax expense of stock-based compensation exercises	101	(97)	77	(247)
Other	(2,365)	(214)	(2,680)	(644)
Net cash (used in) provided by financing activities	$(17,982)	$(14,669)	$33,604	$320,410
Net (decrease) increase in cash and equivalents	(49,054)	13,290	(32,645)	(625,249)
Cash and equivalents at beginning of period	133,042	104,310	116,633	742,849
Cash and equivalents at end of period	$83,988	$117,600	$83,988	$117,600

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SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA and Adjusted Net Income as measures of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods and book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	For The Three Months Ended		For The Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2016	2015	2016	2015

Net income (loss)	$27,102	$13,920	$54,059	$(31,023)
Depreciation, depletion and amortization	39,519	40,407	79,621	67,555
Non-cash employee stock compensation	2,299	1,222	6,443	5,449
Interest and other, net	2,335	8,513	9,083	15,461
Income tax expense	5,044	4,740	12,232	63,917
Non-controlling interests in operating loss of consolidated subsidiaries	2,091	1,194	5,076	1,090
Adjusted EBITDA	$78,390	$69,996	$166,514	$122,449

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SCHEDULE A

Adjusted Net Income (Loss) Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	For The Three Months Ended		For The Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2016	2015	2016	2015

Net income (loss) attributable to Royal Gold common stockholders	$28,062	$15,114	$57,850	$(29,933)

Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	(4,717)		(4,717)
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	56,000

Adjusted net income attributable to Royal Gold common stockholders	$23,345	$15,114	$53,133	$26,067

Net income (loss) attributable to Royal Gold common stockholders per basic share	$0.43	$0.23	$0.89	$(0.46)

Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	(0.07)		(0.07)
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per basic share	$0.36	$0.23	$0.82	$0.40

Net income (loss) attributable to Royal Gold common stockholders per diluted share	$0.43	$0.23	$0.88	$(0.46)

Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	(0.07)		(0.07)
Tax expense on Andacollo royalty sale and Chilean subsidiary liquidation	-	-	-	0.86

Adjusted net income attributable to Royal Gold common stockholders per diluted share	$0.36	$0.23	$0.81	$0.40

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